As Filed with the Securities and Exchange Commission on February 14, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         METROMEDIA FIBER NETWORK, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                       11-3168327
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                    -----------------------------------------
                               360 HAMILTON AVENUE
                          WHITE PLAINS, NEW YORK 10601
                                 (914) 421-6700
              (Address of registrant's principal executive offices)

               SITESMITH, INC. 2000 EXECUTIVE STOCK INCENTIVE PLAN
                         SITESMITH, INC. 1999 STOCK PLAN
                            (Full title of the plan)

                             ROBERT J. SOKOTA, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              ONE MEADOWLANDS PLAZA
                            EAST RUTHERFORD, NJ 07073
                                 (201) 531-7073
           (Name, address, and telephone number of agent for service)

-----------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
         Title of                  Amount to  be            Proposed Maximum           Proposed Maximum             Amount of
Securities to be Registered       Registered (1)        Offering Price Per Share   Aggregate Offering Price      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par         11,525,723 (2)              $11.50 (3)                $132,545,815 (3)            $33,136 (4)
value $.01 per share
-----------------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").
(2) Represents the maximum number of shares of Class A Common Stock issuable upon exercise of options granted or to be granted under the SiteSmith, Inc. 2000 Executive Stock Incentive Plan and the SiteSmith, Inc. 1999 Stock Plan that have been assumed by the Company pursuant to the Agreement and Plan of Merger, dated as of October 9, 2000, by and among the Company, SiteSmith, Inc. and Aqueduct Acquisition Corp., a wholly-owned subsidiary of the Company.

(3) Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act by multiplying (1) 11,525,723, the maximum number of shares of common stock of the Company to be issued pursuant to the exercise of options granted under the SiteSmith, Inc. 2000 Executive Stock Incentive Plan and the SiteSmith, Inc. 1999 Stock Plan, by (2) $11.50, the average of the high and low prices of the shares of common stock of the Company reported on the Nasdaq National Market on February 13, 2001.

(4) The registration fee has been calculated pursuant to Rules 457(c) and 457(h) of the Securities Act by multiplying (1) $132,545,815, the proposed maximum aggregate offering price, by (2) 0.000250.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

                  This Form S-8 relates to 11,525,723 shares of class A common stock, par value $.01 per share (the "Class A Common Stock"), of Metromedia Fiber Network, Inc., a Delaware corporation, which may be issued upon the exercise of options granted under the SiteSmith, Inc. 2000 Executive Stock Incentive Plan and the SiteSmith, Inc. 1999 Stock Plan (collectively, the "SiteSmith Option Plans").

                  Pursuant to the Agreement and Plan of Merger, dated as of October 9, 2000 (the "Merger Agreement"), by and among Metromedia Fiber, SiteSmith, Inc., a Delaware corporation, and Aqueduct Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Metromedia Fiber ("Merger Sub"), the following events, among others, occurred on February 8, 2001:

                  1. SiteSmith was acquired by, and became a wholly-owned subsidiary of, Metromedia Fiber through the merger of Merger Sub with and into SiteSmith; and

                  2. outstanding options to purchase shares of SiteSmith common stock granted under the SiteSmith Option Plans were assumed by Metromedia Fiber and became exercisable for shares of Metromedia Fiber's Class A Common Stock.

                  The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to holders of options granted under the SiteSmith Option Plans, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and any other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act are available without charge by contacting:

                         Metromedia Fiber Network, Inc.
                               360 Hamilton Avenue
                             White Plains, NY 10601
                                 (914) 421-6700

               Attention: Gerard Benedetto, Senior Vice President-
                             Chief Financial Officer

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

                  The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

                  1. The description of the Class A Common Stock included in our Registration Statement on Form 8-A, filed with the SEC on October 27, 1997, and all amendments or reports filed for the purpose of updating such description (File No. 000-23269);

                  2. Our Annual Report on Form 10-K, filed with the SEC on March 17, 2000, for the fiscal year ended December 31, 1999 (File No. 000-23269);

                  3. Our Quarterly Report on Form 10-Q, filed with the SEC on May 11, 2000, for the fiscal quarter ended March 31, 2000 (File No. 000-23269);

                  4. Our Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2000, as amended on January 26, 2001, for the fiscal quarter ended June 30, 2000 (File No. 000-23269);

                  5. Our Quarterly Report on Form 10-Q filed with the SEC on October 31, 2000, as amended on January 26, 2001, for the fiscal quarter ended September 30, 2000 (File No. 000-23269);

                  6. Our Current Report on Form 8-K filed with the SEC on October 11, 2000, for the event of October 9, 2000 (File No. 000-23269);

                  7. Our Registration Statement on Form S-4, filed with the SEC on November 9, 2000, and all amendments thereto (File No. 333-49684);

                  8. Our Registration Statement on Form S-3, filed with the SEC on January 10, 2001 (File No. 333-53500) and all amendments thereto; and

                  9. All other reports filed by us with the SEC since December 31, 1999, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the court determines otherwise). Article Twelfth of the Company's Certificate of Incorporation and Article Five of the Company's Bylaws require it to indemnify its officers and directors to the full extent permitted by Delaware law.

                  Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. The Company's Certificate of Incorporation contains provisions limiting the liability of the directors to the Company and to its stockholders to the full extent permitted by Delaware law.

                  Section 145 of the Delaware General Corporation Law also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. The Company's Certificate of Incorporation and By-laws provide that the Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability that may be asserted against him or her, and the Company currently maintains such insurance. The Company's Directors' and Officers' liability insurance policy is designed to reimburse the Company for payments made by it pursuant to the foregoing indemnification. This policy has aggregate coverage of $25 million.

                  Pursuant to the Merger Agreement with SiteSmith and Merger Sub, following its acquisition of SiteSmith, the Company is required to maintain for not less than six years all rights to indemnification existing in favor of any current of former employee, agent, director or officer of SiteSmith or any of its subsidiaries (the "Indemnified Parties") as provided in their respective charter or by-laws, or an agreement between an Indemnified Party and SiteSmith or any of its subsidiaries, or otherwise in effect on June 22, 1999, subject to certain limitations. Additionally, pursuant to the Merger Agreement, following its acquisition of SiteSmith, the Company will indemnify and hold harmless all Indemnified Parties to the fullest extent permitted by law with respect to all acts and omissions (occurring prior to the acquisition of SiteSmith, but including the transactions contemplated by the Merger Agreement) arising out of such persons' services as employees, agents, directors or officers of SiteSmith or any of its subsidiaries, or as trustees or fiduciaries of any plan for the benefit of employees of, or otherwise on behalf of, SiteSmith or any of its subsidiaries, subject to certain limitations. In the event that any Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter occurring at the time of or prior to its acquisition of SiteSmith, the Company will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection with such action, proceeding or investigation.

                  This summary is subject to the General Corporation Law of the State of Delaware, the Charter and the By-laws of the Company and the agreements referred to above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

                  The exhibits listed below are filed herewith or are incorporated herein by reference to other filings.

         EXHIBIT NO.       DESCRIPTION OF EXHIBIT
         -----------       ----------------------

         4.1** Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc. as amended (incorporated by reference from Metromedia Fiber Network's Registration Statement on Form S-1 (File No. 333-33653)).

         4.2** Amended and Restated By-laws of Metromedia Fiber Network, Inc. (incorporated by reference from Metromedia Fiber Network's Registration Statement on Form S-1 (File No. 333-33653)).

         4.3** Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc. (incorporated by reference from Metromedia Fiber Network's Registration Statement on Form S-1 (File No. 333-33653)).

         4.4** Agreement and Plan of Merger, dated as of October 9, 2000, by and among Metromedia Fiber Network, Inc., SiteSmith and Aqueduct Acquisition Corp. (incorporated by reference from Metromedia Fiber Network, Inc.'s Current Report on Form 8-K filed on October 11, 2000, for the event dated October 9, 2000 (File No. 000-23269)).

         5.1* Opinion of Robert J. Sokota, Esq., General Counsel of Metromedia Fiber Network, Inc., regarding the legality of the Class A Common Stock being registered.

         23.1*             Consent of Ernst & Young LLP.

         23.2*             Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.

         23.3*             Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.

         23.4*             Consent of Deloitte & Touche LLP.

         23.5* Consent of Robert J. Sokota, Esq., General Counsel of Metromedia Fiber Network, Inc. (included in Exhibit 5.1).

         EXHIBIT NO.       DESCRIPTION OF EXHIBIT
         -----------       ----------------------

         24.1* Power of Attorney (included on the signature page of this Registration Statement)


         *    filed herewith
         **   Previously filed


ITEM 9.  UNDERTAKINGS

                  (a) The undersigned Company hereby undertakes the following:
(i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company's charter or by-laws, by contract, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 13, 2001.

                                       Metromedia Fiber Network, Inc.



                                       By:   /s/ Stephen A. Garofalo
                                          --------------------------------------
                                          Stephen A. Garofalo
                                          Chairman of the Board, Chief Executive
                                            Officer and Director (Principal
                                            Executive Officer)


                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Metromedia Fiber Network, Inc. hereby severally constitute Robert J. Sokota, Nicholas M. Tanzi and Stephen A. Garofalo our true and lawful attorneys, and each of them singly, with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally do all such things in our name and behalf in such capacities to enable Metromedia Fiber Network, Inc. to comply with the applicable provisions of the Securities Act, and all requirements of the SEC, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURES                             TITLE OR CAPACITIES                          DATE


/s/ Stephen A. Garofalo                        Chairman of the Board and                 February 14, 2001
---------------------------------              Chief Executive Officer
Stephen A. Garofalo


/s/ Nicholas M. Tanzi                          President, Chief Executive Officer        February 14, 2001
---------------------------------              and Director
Nicholas M. Tanzi



/s/ Gerard Benedetto                           Senior Vice President, Chief              February 14, 2001
---------------------------------              Financial Officer (Principal
Gerard Benedetto                               Financial and Accounting Officer)

         SIGNATURES                             TITLE OR CAPACITIES                          DATE


/s/ Silvia Kessel
---------------------------------              Executive Vice President and Director     February 14, 2001
Silvia Kessel


                                               Executive Vice President and Director     February 14, 2001
---------------------------------
David Rand


/s/ John W. Kluge                              Director                                  February 14, 2001
---------------------------------
John W. Kluge


                                               Director                                  February 14, 2001
---------------------------------
David Rockefeller


/s/ Stuart Subotnick                           Director                                  February 14, 2001
---------------------------------
Stuart Subotnick


/s/ Leonard White                              Director                                  February 14, 2001
---------------------------------
Leonard White


/s/ Sherman Tuan                               Director                                  February 14, 2001
---------------------------------
Sherman Tuan


/s/ David A. Persing                           Director                                  February 14, 2001
---------------------------------
David A. Persing

                                INDEX TO EXHIBITS


EXHIBIT NO.          DESCRIPTION OF EXHIBIT
-----------          ----------------------

4.1** Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc., as amended (incorporated by reference from Metromedia Fiber Network's Registration Statement on Form S-1 (Registration No. 333-33653)).

4.2** Amended and Restated By-laws of Metromedia Fiber Network, Inc. (incorporated by reference from Metromedia Fiber Network, Inc.'s Registration Statement on Form S-1 (Registration No. 333-33653)).

4.3** Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc. (incorporated by reference from Metromedia Fiber Network, Inc.'s Registration Statement on Form S-1 (Registration No. 333-33653)).

4.4** Agreement and Plan of Merger, dated as of October 9, 2000, by and among Metromedia Fiber Network, Inc., SiteSmith, Inc. and Aqueduct Acquisition Corp. (incorporated by reference from Metromedia Fiber Network, Inc.'s Current Report on Form 8-K filed on October 11, 2000, for the event dated October 9, 2000 (File No. 000-23269)).

5.1* Opinion of Robert J. Sokota, Esq., General Counsel of Metromedia Fiber Network, Inc., regarding the legality of the Class A Common Stock being registered.

23.1*                Consent of Ernst & Young LLP.

23.2*                Consent of PricewaterhouseCoopers LLP, Independent
                     Accountants.

23.3*                Consent of PricewaterhouseCoopers LLP, Independent
                     Accountants.

23.4*                Consent of Deloitte & Touche LLP.

23.5* Consent of Robert J. Sokota, Esq., General Counsel of Metromedia Fiber Network, Inc. (included in Exhibit 5.1).

24.1* Power of Attorney (included on the signature page of this Registration Statement).


*   filed herewith
**  Previously filed